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                                                                    EXHIBIT 3(a)

                          CERTIFICATE OF INCORPORATION

                                       OF

                               ALPINE GROUP, INC.


          The undersigned, for the purpose of organizing a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does make and file this Certificate of Incorporation and does hereby certify as follows:

          FIRST:    NAME.  The name of the corporation is The Alpine Group, Inc.
(hereinafter referred to as the "Corporation").

          SECOND:   REGISTERED OFFICE.  The registered office of the Corporation is to be located in the City of Wilmington, County of New Castle, in the State of Delaware. The name of its registered agent is The Corporation Trust Company, whose address is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

          THIRD:    PURPOSES.  The purpose of the Corporation is to engage in
any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:   CAPITAL STOCK.  The aggregate number of shares which the
Corporation shall have authority to issue shall be ten million (10,000,000) shares of the par value of ten cents ($.10) each, all of which shall be Common Stock, and five hundred

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thousand (500,000) shares of Preferred Stock of the par value of one dollar
($1.00) each.

          1. PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in series and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series and to fix by resolution or resolutions the designations and the relative rights, preferences and limitations of the shares of each series and the variations and the relative rights, preferences and limitations as between series and to increase and to decrease the number of shares constituting each series.

          2. COMMON STOCK. Subject to any preferential dividend rights applicable to shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors.

               In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.


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               The holders of shares of the Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting.

          FIFTH:    BOARD OF DIRECTORS.

          1. GENERAL. All power of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein, required by law or by the By-Laws. For the management of the business and for the conduct of the affairs of the Corporation and of its Directors and of its shareholders, it is further provided:

          2. ELECTION OF DIRECTORS. Election of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

          3. NUMBER, ELECTION AND TERMS OF DIRECTORS. The number of Directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws. The Directors shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws, one class to hold office initially for a term expiring at the next annual meeting of shareholders, to be held in 1987, another class to hold office initially for a term expiring at the annual meeting of shareholders, to be held in 1988, and another


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class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1989, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors to the class of Directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

          4.   SHAREHOLDER NOMINATION OF DIRECTOR CANDIDATES.   Advance notice
of nominations for the election of Directors, other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the By-laws.

          5. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in of office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.


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          6.   REMOVAL OF DIRECTORS.  Any Director may be removed from office with cause, by affirmative vote of the holders of a majority, or without cause by the affirmative vote of the holders of at least 80% of the combined voting power, of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class at an annual or special meeting of shareholders of the Corporation called for such purpose. Any Director may be removed from office with cause by the affirmative vote of the Board of Directors.

          7. BY-LAW AMENDMENTS. The Board of Directors shall have power to make, alter, amend and repeal the By-laws (except so far as the By-laws adopted by the shareholders shall otherwise provide). Any By-laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the shareholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, those provisions of the By-laws relating to the number, election and terms of the Directors, newly created Directorships and vacancies or removal of Directors shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

          8. AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in this Certificate of Incorporation to the contrary,


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the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with, or repeal, this Article or any provision hereof.

          SIXTH:    LIMITATION OF DIRECTORS' LIABILITY.  As authorized by
Section 102(b)(7) of subsection (b) of Section 102, Title 8, of the Delaware Code (the "Code"), as the same may be interpreted or amended from time to time, no director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Code, or (iv) for any transaction from which the director derived an improper personal benefit. This Article SIXTH shall not apply to any act or omission occurring prior to the date this Article SIXTH becomes effective.


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          SEVENTH:  INCORPORATOR.  The name and mailing address of the incorporator is:

          Name                     Mailing Address
          ----                     ---------------

          Jeffrey B. Cobb          c/o Spengler Carlson Gubar
                                        Brodsky & Frischling
                                   280 Park Avenue
                                   New York, New York 10017

          EIGHTH:   COMPROMISE.  Whenever a compromise or arrangement is
proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Code order a meeting of the creditors or class of directors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said


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compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

          IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, hereby declare and certify that the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of January, 1987.




                              ------------------------------
                              Jeffrey B. Cobb, Incorporator


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